NovaDel Pharma Reports Transition Period Financial Results

Company Changes Fiscal Year-end to December 31st

Flemington, NJ-March 26, 2007-NovaDel Pharma Inc. (AMEX: NVD), a specialty pharmaceutical company developing oral spray formulations of a broad range of marketed treatments, today announced results for the five month transition period ended December 31, 2006. As previously reported, NovaDel has changed its fiscal year-end from July 31 to December 31, effective as of December 31, 2006.

“Calendar year 2006 was a year of tremendous accomplishment for NovaDel resulting from our disciplined and targeted focus. During the year, we demonstrated the superiority of our formulation capabilities through the FDA approval of our first product, NitroMist™, we advanced several clinical trials for drugs that hold tremendous commercial promise, we expanded our investor base and we enhanced our management team,” stated Dr. Jan H. Egberts, President and CEO of NovaDel. “With our improved cash position, scientific know-how and a growing list of product opportunities, we believe we are poised to deliver on our promises to provide novel drugs that address a critical need and to provide true shareholder value.”

For the five months ended December 31, 2006, net loss was $3.8 million, or $0.08 cents per share, compared to a net loss of $4.4 million, or $0.11 cents per share, in the same period last year. The decrease in the net loss is primarily attributable to higher revenue related to milestone payments earned for various product development achievements during the period, partially offset by increased research and development expenses. Research and development expenses increased to $3.4 million for the five months ended December 31, 2006, compared to $2.1 million for the same period in the prior year, primarily due to higher expenses associated with NovaDel’s zolpidem and sumatriptan product candidates, both of which are slated for New Drug Application (“NDA”) submissions with the U. S. Food and Drug Administration (“FDA”) in 2007. Cash, cash equivalents and short-term investments as of December 31, 2006 were $20.3 million.

RECENT ANNOUNCEMENTS

Executive Team Updates

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In February 2007, Dr. Deni M. Zodda joined NovaDel as Chief Business Officer and Senior Vice President. Dr. Zodda has extensive experience establishing corporate partnerships and strategic alliances for the development, commercialization and expansion of new drugs.

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In February 2007, Mr. Mark J. Baric joined NovaDel as a member of the Board of Directors. Mr. Baric joins NovaDel’s Board with extensive experience in the development of new companies with a particular focus on companies targeting CNS disorders.

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In December 2006, Dr. David H. Bergstrom joined NovaDel as Chief Operating Officer and Senior Vice President. Dr. Bergstrom’s previous role at Cardinal Healthcare, where he served as the head of Pharmaceutical Development, brings substantial expertise to NovaDel in the areas of scientific research, operational management and manufacturing excellence.

Product Pipeline Updates

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On March 23, 2007, NovaDel announced that its licensee for ondansetron oral spray, Hana Biosciences Inc., intends to re-direct the development plan for Zensana™ by using NovaDel’s patent-protected European formulation of ondansetron. Hana Biosciences also announced its intent to withdraw, without prejudice, its pending NDA for Zensana™ with the FDA, which was filed in October 2006. Subject to the successful scale-up, and manufacturing test of NovaDel’s European formulation of ondansetron, Hana expects to conduct the appropriate clinical trials and re-file the NDA for Zensana in 2008.

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In March 2007, NovaDel announced the issuance of a third Canadian patent for its oral spray delivery system in major classes of pharmaceuticals. This new patent enhances the Company’s overall intellectual property portfolio to 62 patents issued and more than 80 additional patents pending worldwide.

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In November 2006, NovaDel announced the approval of NitroMistTM, the first product approval for a drug developed using NovaDel’s proprietary oral spray formulation technology and the receipt of a milestone payment from Par Pharmaceuticals for this approval.

•	In October 2006, NovaDel announced positive clinical study results for zolpidem oral spray resulting in the decision to initiate pivotal trials in 2007.

•	In September 2006, NovaDel announced positive clinical study results for sumatriptan oral spray resulting in the decision to initiate pivotal trials in 2007.

•	In September 2006, NovaDel announced the addition of two new central nervous system compounds, tizanidine and ropinirole, to NovaDel’s rapidly expanding pipeline of oral spray drug candidates.

ABOUT NOVADEL PHARMA INC.

NovaDel Pharma Inc. is a specialty pharmaceutical company developing oral spray formulations of a broad range of marketed treatments. The Company’s proprietary oral spray technology delivery system offers the patient the potential for (i) more rapid delivery of drugs to the bloodstream allowing for quicker onset of therapeutic effects compared to conventional oral dosage forms; (ii) increased bioavailability of a drug by avoiding metabolism by the liver; (iii) improved drug safety profile by reducing the required dosage, including possible reduction of side effects; (iv) improved dosage reliability; (v) allowing medication to be taken without water; (vi) avoiding the need to swallow as is the case with many medications; and (vii) improved patient convenience and compliance. The Company plans to develop such products independently and through collaborative arrangements with major pharmaceutical and biotech companies. To find out more about NovaDel Pharma Inc. (AMEX: NVD), visit www.novadel.com.

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FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the ability to commercialize and obtain FDA and other regulatory approvals for products under development and the acceptance in the marketplace for lingual spray products. The filing of an NDA with the FDA is an important step in the approval process in the United States. Acceptance for filing by the FDA does not mean that the NDA has been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Annual Report and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

Please note that the information in this press release is only current as of the date of the release. NovaDel Pharma Inc. undertakes no obligation to update the information in this press release to reflect new information, the occurrence of future events or circumstances, or otherwise.

CONTACTS:

Susan Griffin	Chris Erdman
908/782-3431 ext. 2423	508/647-0209 ext. 14
Director, Investor Relations	IR Support
NovaDel Pharma Inc.	MacDougall Biomedical Communications
sgriffin@novadel.com	cerdman@macbiocom.com

NOVADEL PHARMA INC.

STATEMENTS OF OPERATIONS

FOR THE FIVE MONTHS ENDED DECEMBER 31, 2006 AND 2005

	Five Months Ended
	December 31,
	2006	2005
		(Unaudited)

License Fees and Milestone Payments Earned from Related Parties	$2,067,000	$568,000

Consulting Revenues from Related Parties	—	109,000

Total Revenues	2,067,000	677,000

Research and Development Expenses	3,396,000	2,082,000
Consulting, Selling, General and Administrative Expenses	3,123,000	3,347,000

Total Expenses	6,519,000	5,429,000

Loss From Operations	(4,452,000)	(4,752,000)

Interest Income	180,000	67,000

Loss Before Income Tax Benefit	(4,272,000)	(4,685,000)

Income Tax Benefit	(467,000)	(256,000)

Net Loss	$(3,805,000)	$(4,429,000)

Basic and Diluted Loss Per Common Share	$(.08)	$(.11)

Weighted Average Number of Common Shares Used in Computation of Basic and Diluted Loss Per Share	49,522,000	40,619,000

NOVADEL PHARMA INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2006 AND JULY 31, 2006

	December 31,	July 31,
ASSETS	2006	2006
Current Assets:
Cash, cash equivalents and short-term investments	$20,276,000	$10,138,000
Inventories	32,000	585,000
Investment in marketable equity security available for sale	466,000	560,000
Prepaid expenses and other current assets	572,000	491,000

Total Current Assets	21,346,000	11,774,000
Property and equipment, net	2,611,000	2,704,000
Other assets	359,000	344,000

TOTAL ASSETS	$24,316,000	$14,822,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$798,000	$845,000
Accrued expenses and other current liabilities	2,061,000	1,111,000
Current portion of deferred revenue	162,000	162,000
Current portion of capitalized lease obligation	125,000	82,000
Total Current Liabilities	3,146,000	2,200,000

Non-current portion of deferred revenue	2,444,000	2,512,000
Non-current portion of capitalized lease obligation	128,000	65,000

Total Liabilities	5,718,000	4,777,000

Total Stockholders’ Equity	18,598,000	10,045,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,316,000	$14,822,000

COMMON SHARES OUTSTANDING	58,358,818	49,123,869